Exhibit 10.40

DESCRIPTION OF CAPITAL STOCK

The following is a summary of all material characteristics of the capital stock of Maui Land & Pineapple Company, Inc. (“we,” “our” or “us”) as set forth in our articles of association, as restated, or our Charter, and our bylaws, as amended, or our Bylaws. The summary does not purport to be complete and is qualified in its entirety by reference to our Charter and our Bylaws, copies of which have been filed as exhibits to our filings with the Securities and Exchange Commission.

Common Stock

General. We may issue shares of our common stock from time to time. We are currently authorized to issue 43,000,000 shares of common stock, with no par value per share.

Dividend Rights. Holders of common stock are entitled to receive such dividends as may be declared by the board of directors out of funds legally available therefor.

Voting Rights. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The holders of common stock are not entitled to cumulative voting rights with respect to the election of directors, and as a consequence, minority stockholders will not be able to elect directors on the basis of their votes alone.

No Preemptive, Conversion or Similar Rights. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities.

Right to Receive Liquidation Distributions. In the event of a liquidation, dissolution or winding up, holders of the common stock are entitled to share ratably in all assets remaining after payment of all outstanding debt and liabilities.

Hawaii Law and Certain Certificate of Incorporation and Bylaw Provisions

The provisions of Hawaii law, our Charter and our Bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of us by means of a tender offer, a proxy contest or otherwise, or removing incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage any person seeking to acquire control of us to first negotiate with our board of directors.

Unanimous Shareholder Action by Written Consent; Special Meetings

Any action required or permitted to be taken by our shareholders must be effected at a duly called annual or special meeting of our shareholders or, as provided in Section 414-124 of the Hawaii Business Corporation Act, or HBCA, by unanimous written consent in lieu of a meeting. Further, our Bylaws provide that special meetings may be called only the President or any two directors or the holders of not less than one-fourth of our capital stock issued and outstanding and entitled to vote as such special meeting.

Certain Provisions of the HBCA and Other Hawaii Statutes

As a Hawaii corporation, we are governed by the HBCA and more broadly the Hawaii Revised Statutes, or the HRS. The provisions of the HRS summarized below may delay, deter or prevent unsolicited acquisitions or changes of control of our Company, including transactions that might result in a premium being paid over the market price for shares of our common stock or that some shareholders might otherwise consider to be in their best interests.

Control Share Acquisitions.

Under Chapter 414E of the HRS, a person who proposes to make a “control share acquisition” in an “issuing public corporation” must obtain approval of the acquisition, in the manner specified in Section 414E-2 of the HRS, by the affirmative vote of the holders of a majority of the voting power of all shares entitled to vote, exclusive of the shares beneficially owned by the acquiring person, and must consummate the proposed control share acquisition within 180 days after shareholder approval. If a control share acquisition is made without the requisite shareholder approval, the statute provides that (i) the shares acquired may not be voted for a period of one year from the date of acquisition and (ii) the shares will be nontransferable on the corporation’s books for one year after acquisition and the corporation, during the one-year period, has the right to call the shares for redemption either at the price at which the shares were acquired or at book value per share as of the last day of the fiscal quarter ended prior to the date of the call for redemption.

Under Chapter 414E of the HRS, “control share acquisition” means, subject to specified exceptions, the acquisition of shares of an issuing public corporation resulting in beneficial ownership of the acquiring person of one of the following ranges of voting power in the election of directors:

•At least ten percent but less than twenty percent;

•At least twenty percent but less than thirty percent;

•At least thirty percent but less than forty percent;

•At least forty percent but less than a majority; or

•At least a majority.

Acquisitions that are approved by resolution of the board of directors before the acquisition occurs and acquisitions that the board of directors of the issuing public corporation determines, by resolution before the acquisition occurs, does not constitute a control share acquisition are not subject to the foregoing requirements.

An “issuing public corporation” means a corporation incorporated in Hawaii which has (i) 100 or more shareholders and (ii) its principal place of business or its principal office in Hawaii, or that has substantial assets located in Hawaii.

Corporate Take-Overs.

Chapter 417E of the HRS, the Hawaii Corporate Take-Overs Act (the “HCTA”), generally applies to take-over offers made to residents of the State of Hawaii in cases where the offeror would become the beneficial owner of more than 10% of any class of equity securities of a target company, or where an offeror that already owns more than 10% of any class of equity securities of the target company would increase its beneficial ownership by more than 5% (subject to certain exceptions). Under the HCTA, no offeror may acquire from any Hawaii resident equity securities of a target company at any time within two years following the last purchase of securities pursuant to a take-over offer with respect to the same class of securities, including but not limited to acquisitions made by purchase, exchange, merger, consolidation, partial or complete liquidation, redemption, reverse stock split, recapitalization, reorganization, or any other similar transaction, unless the holders of the equity securities are afforded, at the time of the acquisition, a reasonable opportunity to dispose of the securities to the offeror upon substantially equivalent terms as those provided in the earlier take-over offer. The HCTA requires that any person making a take-over offer file a registration statement with the Hawaii Commissioner of Securities and comply with certain other procedural requirements.

A “take-over offer” is an offer to acquire any equity securities of a target company from a Hawaii resident pursuant to a tender offer or request or invitation for tenders.

A “target company” is an issuer of publicly traded equity securities that is organized under the laws of the State of Hawaii or has at least 20% of its equity securities beneficially held by Hawaii residents and has substantial assets in Hawaii.

The HCTA does not apply if the offer has been approved in writing by the board of directors of the target company, if the offeror is the issuer of the securities, if the offeror does not acquire more than 2% of any class of equity securities of the issuer during the preceding 12 month period, or if the offer involves an exchange of securities that is registered or exempt from registration under the HCTA.

Charter and Bylaw Provisions. Our Charter and our Bylaws also include a number of other provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control or our management as follows:

•	Our Bylaws provide that all stockholder action must be effected at a duly called meeting of stockholders and not by a consent in writing.

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Our Bylaws provide that stockholders seeking to present proposals before a meeting of stockholders, or to nominate candidates for election as directors at a meeting of stockholders, must provide timely notice in writing. Our Bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may delay or preclude stockholders from bringing matters before a meeting of stockholders or from making nominations for directors at a meeting of stockholders, which could delay or deter takeover attempts or changes in management.

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Our Bylaws provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of our directors then in office, even if less than a quorum, if not filled by the stockholders holding a majority of the shares of all capital stock in the case of a director removal at a special meeting of stockholders.